Exhibit 99.1

VERMILLION APPOINTS ASHISH KOHLI AS VICE PRESIDENT OF CORPORATE

STRATEGY

AUSTIN, Texas, September 29, 2010 – Vermillion, Inc. (NASDAQ:VRML), a molecular diagnostics company, today announced the appointment of Ashish Kohli as Vice President of Corporate Strategy. In his role, Mr. Kohli will be responsible for Investor Relations, Corporate Strategy, and Business Development for Vermillion.

“We are delighted to add a new executive with the skill set and experience that Ashish has gathered over a successful twelve year investment career,” said Gail S. Page, CEO and Chairperson of the Board of Directors of Vermillion. “His business acumen will be invaluable in helping us execute on our vision to transform Vermillion into a diversified provider of high-value diagnostic tests that help physicians diagnose, treat and improve outcomes for patients.”

Mr. Kohli joins Vermillion most recently from Columbia Wanger Asset Management where he served as a Buy-Side Equity Analyst from July 2005 to June 2010. From 2000 through 2005 he worked at William Blair & Company, the first three years as a Sell-Side Equity Associate and the last two years as a Sell-Side Equity Analyst. Previously, he held an Emerging Markets Debt analyst position at Brinson Partners, Inc. Mr. Kohli received his Master of Business Administration from Texas Tech University and his Bachelor of Science in Computer Engineering and Bachelor of Science in Biochemistry from McMaster University in Hamilton, Ontario.

“I am pleased to join Vermillion at such an exciting time in its life cycle.” said Mr. Kohli. “After emerging from bankruptcy and initiating its domestic launch of OVA1™, the Company is poised to take advantage of opportunities to grow its revenue both here in the US and abroad. I look forward to helping drive these initiatives through the international launch of OVA1 and other potential business development opportunities.”

About Vermillion

Vermillion, Inc. is dedicated to the discovery, development and commercialization of novel high-value diagnostic tests that help physicians diagnose, treat and improve outcomes for patients. Vermillion, along with its prestigious scientific collaborators, has diagnostic programs in oncology, hematology, cardiology and women’s health. Additional information about Vermillion can be found on the Web at www.vermillion.com.

Forward-Looking Statement

Certain matters discussed in this press release contain forward-looking statements that involve significant risks and uncertainties, including statements regarding Vermillion’s plans, objectives, expectations and intentions. These forward-looking statements are based on Vermillion’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Vermillion notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that could cause actual results to materially differ include but are not limited to: (1) uncertainty as to Vermillion’s ability to protect and promote its proprietary technology; (2) Vermillion’s lack of lengthy track record successfully developing and commercializing diagnostic products; (3) uncertainty as to whether Vermillion will be able to obtain any required regulatory approval of its future diagnostic products; (4) uncertainty of the size of market for its existing diagnostic tests or future diagnostic products, including the risk that its products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for its products from third party payors such as private insurance companies and government insurance plans; (5) uncertainty that Vermillion will successfully license or otherwise successfully partner with third parties to commercialize its future products; (6) uncertainty whether the trading in Vermillion’s stock will become significantly less liquid; and (7) other factors that might be described from time to time in Vermillion’s filings with the Securities and Exchange Commission. All information in this press release is as of the date of this report, and Vermillion expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Vermillion’s expectations or any change in events, conditions or circumstances on which any such statement is based, unless required by law.

SOURCE Vermillion, Inc.

Sue Carruthers

scarruthers@vermillion.com

Tel: 510 673 9006